Exhibit 99.1

TSYS Reports First Quarter Earnings and Increases 2018 Outlook

Columbus, Ga., April 24, 2018 – TSYS (NYSE:  TSS) today reported results for the first quarter of 2018.

“We are off to an outstanding start to 2018, producing diluted earnings per share growth of over 35% for the quarter.  We delivered exceptional performance across all three of our segments and were especially pleased with the completion of our Cayan acquisition during the quarter.  These outstanding results and expectations for the remainder of the year provided us with great momentum and have allowed us to increase our financial outlook for 2018,” said M. Troy Woods, chairman, president and chief executive officer of TSYS.

Highlights for the first quarter of 2018 vs. 2017:

•	Total revenues were $987.2 million, a decrease of 16.7%. The decrease is the result of adopting ASC 606.(1)
•	Net revenue (non-GAAP), which excludes reimbursable items, interchange and payment network fees, was $935.5 million, an increase of 12.3%.
•	Net income attributable to TSYS common shareholders was $141.8 million, an increase of 34.0%. Diluted EPS were $0.77, an increase of 35.2%.
•	Adjusted earnings (non-GAAP) were $207.6 million, an increase of 36.3%. Adjusted diluted EPS (non-GAAP) were $1.13, an increase of 37.6%.
•	Adjusted EBITDA (non-GAAP) was $330.9 million, an increase of 15.2%.
(1)

On January 1, 2018, TSYS adopted Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” using the modified retrospective transition method. The most significant impact of adopting ASC 606 in 2018 is primarily the result of gross versus net presentation of interchange and payment network fees. In 2018, these fees collected on behalf of the payment networks and card issuers are presented “net” of the amounts paid to them, as opposed to the “gross” presentation for certain of these fees in 2017

Revised 2018 Outlook

TSYS’ revised 2018 guidance is as follows:

	Revised 2018 Financial
(in millions, except per share amounts)	Outlook Range(1)(2)			Percent Change
Revenue:
Total revenues (GAAP)	$3,900	to	$4,000	(21%)	to	(19%)
Net revenue (non-GAAP)	$3,700	to	$3,800	9%	to	12%

Earnings per share:
Diluted EPS (GAAP)	$3.00	to	$3.10	(5%)	to	(2%)
Adjusted diluted EPS attributable to TSYS common shareholders (non-GAAP)	$4.25	to	$4.35	26%	to	29%
Weighted average diluted shares outstanding		184

(2)	The estimated impact of the adoption of ASC 606(1) on TSYS’ revised 2018 Outlook is as follows:

Total revenues	($1,640)	to	($1,615)
Net revenue	($69)	to	($62)
Diluted EPS	($0.04)	to	($0.03)
Adjusted diluted EPS	($0.04)	to	($0.03)

Conference Call

TSYS will host its quarterly conference call at 5:00 p.m. ET on Tuesday, April 24. The conference call can be accessed via live webcast on the “Investor Relations” section of TSYS’ website at investors.tsys.com where an accompanying slide presentation will also be available. The replay will be archived for 12 months and will be available approximately 30 minutes after the completion of the call.

Non-GAAP Measures

This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of its consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-

GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, net revenue, adjusted earnings, adjusted EBITDA and adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included on pages 11 to 15 in the financial schedules of this release.

About TSYS

TSYS® (NYSE: TSS) is a leading global payments provider, offering seamless, secure and innovative solutions across the payments spectrum — from issuer processing and merchant acquiring to prepaid program management. We succeed because we put people, and their needs, at the heart of every decision. It’s an approach we call ‘People-Centered Payments®’.

Our headquarters are located in Columbus, Ga., U.S.A., with approximately 12,000 team members and local offices across 13 countries. TSYS generated revenue of $4.9 billion in 2017, while processing more than 27.8 billion transactions. We are a member of The Civic 50 and were named one of the 2018 World's Most Ethical Companies by Ethisphere magazine. TSYS is a member of the S&P 500 and routinely posts all important information on its website. For more, visit tsys.com.

Forward-Looking Statements

This press release contains “forward-looking statements” – that is, statements related to future, not past, events. Forward-looking statements often address our expected future business and financial performance and often contain words such as “expect,” “anticipate,” “intend,” “believe,” “should,” “plan,” “potential,” “will,” “could,” and similar expressions. These forward-looking statements include, among others, statements regarding TSYS’ revised earnings guidance for 2018 total revenues, net revenue, diluted EPS and adjusted diluted EPS, and the assumptions underlying such statements. These statements are based on the current beliefs and expectations of TSYS’ management, are based on management’s assumptions and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results or events to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to, the material breach of security of any of TSYS’ systems; TSYS’ ability to integrate acquisitions and achieve the anticipated growth opportunities and other benefits of the acquisitions, particularly the recently completed Cayan acquisition; the effect of current domestic and worldwide economic conditions; risks associated with foreign operations, including adverse developments with respect to foreign currency exchange rates, and in particular with respect to the current environment, adverse developments with respect to foreign currency exchange rates as a result of the United Kingdom’s decision to leave the European Union (Brexit); expenses incurred associated with the signing of a significant client; conversions of clients’ portfolios do not occur as scheduled; the deconversion of a significant client; changes occur in laws, rules, regulations, credit card association rules, prepaid industry rules or other industry standards affecting TSYS and our clients that may result in costly new compliance burdens on TSYS and our clients and lead to a decrease in the volume and/or number of transactions processed or limit the types and amounts of fees that can be charged to customers, and in particular the CFPB’s new rule regarding prepaid financial products, including its effective date; the potential for our systems and software to contain undetected errors, viruses or defects;  the costs and effects of litigation, investigations or similar matters or adverse facts and developments relating thereto; adverse developments with respect to the payment card industry in general, including a decline in the use of cards as a payment mechanism; and growth rates of TSYS’ existing clients are lower than anticipated or attrition rates of existing clients are higher than anticipated. Additional risks and other factors that could cause actual results or events to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. TSYS disclaims any obligation to update any forward-looking statements as a result of new information, future developments or otherwise except as required by law.

Contacts:

Cyle Mims

TSYS Media Relations

+1.706.644.3110

cylemims@tsys.com

Shawn Roberts

TSYS Investor Relations

+1.706.644.6081

shawnroberts@tsys.com

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TSYS Announces First Quarter 2018 Earnings

TSYS

Financial Highlights

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31,
			Percent
	2018	2017	Change
Total revenues	$987,170	1,184,725	(16.7)%

Cost of services	613,365	861,856	(28.8)
Selling, general and administrative expenses	185,534	155,686	19.2
Total expenses	798,899	1,017,542	(21.5)

Operating income	188,271	167,183	12.6

Nonoperating expenses	(37,642)	(29,903)	(25.9)
Income before income taxes and equity in income of equity investments	150,629	137,280	9.7
Income tax expense	18,135	43,082	(57.9)
Income before equity in income of equity investments	132,494	94,198	40.7
Equity in income of equity investments, net of tax	10,608	12,909	(17.8)
Net income	143,102	107,107	33.6
Net income attributable to noncontrolling interests	(1,261)	(1,239)	(1.8)
Net income attributable to TSYS common shareholders	$141,841	105,868	34.0%

Earnings per share (EPS):
Basic EPS	$0.78	0.58	35.7%

Diluted EPS	$0.77	0.57	35.2%

Weighted average shares outstanding:
(includes participating securities)
Basic	181,612	183,880
Diluted	183,298	184,938

Dividends declared per share	$0.13	0.10	30.0%

Non-GAAP measures:*
Net revenue	$935,497	832,892	12.3%

Adjusted EBITDA	$330,922	287,237	15.2%

Adjusted earnings	$207,586	152,265	36.3%

Adjusted diluted EPS	$1.13	0.82	37.6%

*    See reconciliation of non-GAAP measures.

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TSYS Announces First Quarter 2018 Earnings

TSYS

Segment Breakdown

(unaudited)

(in thousands)

	Three Months Ended March 31,
			Change
	2018	2017	$	%
Adjusted operating income by segment:
Issuer Solutions (a)	$150,991	133,873	17,118	12.8%
Merchant Solutions (b)	110,014	91,279	18,735	20.5
Netspend (c)	49,353	48,648	705	1.4
Corporate admin and other	(38,401)	(35,574)	(2,827)	(7.9)
Adjusted segment operating income (d)	271,957	238,226	33,731	14.2
Less:
Share-based compensation	6,295	9,047	(2,752)	(30.4)
TransFirst and Cayan M&A and integration expenses	14,368	4,868	9,500	nm
Litigation, claims, judgments or settlements	—	1,961	(1,961)	(100.0)
Acquisition intangible amortization	63,023	55,167	7,856	14.2
Operating income	188,271	167,183	21,088	12.6
Nonoperating expenses	(37,642)	(29,903)	(7,739)	(25.9)
Income before income taxes and equity in income of equity investments	$150,629	137,280	13,349	9.7%

Net revenue by segment:
Issuer Solutions (e)	$423,574	387,255	36,319	9.4%
Merchant Solutions (f)	317,403	260,561	56,842	21.8
Netspend (g)	210,489	197,465	13,024	6.6
Segment net revenue	951,466	845,281	106,185	12.6
Less: Intersegment revenues	15,969	12,389	3,580	28.9
Net revenue (h)	935,497	832,892	102,605	12.3
Add: reimbursable items, interchange and payment network fees	51,673	351,833	(300,160)	(85.3)
Total revenues	$987,170	1,184,725	(197,555)	(16.7)%

Adjusted segment operating margin on segment net revenue:
Issuer Solutions (a)/(e)	35.6%	34.6%
Merchant Solutions (b)/(f)	34.7%	35.0%
Netspend (c)/(g)	23.4%	24.6%

Adjusted segment operating margin on net revenue: (d)/(h)	29.1%	28.6%

nm = not meaningful

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TSYS Announces First Quarter 2018 Earnings

TSYS

Segment Breakdown

(unaudited)

(in thousands)

	Three Months Ended March 31,
			Change
	2018	2017	$	%
Depreciation and amortization by segment:
Issuer Solutions	$28,331	36,853	(8,522)	(23.1)%	XX
Merchant Solutions	7,825	7,022	803	11.4
Netspend	4,259	4,092	167	4.1
Depreciation and amortization	40,415	47,967	(7,552)	(15.7)
Acquisition intangible amortization	63,023	55,167	7,856	14.2
Corporate admin and other	951	1,044	(93)	(8.9)
Total depreciation and amortization*	$104,389	104,178	211	0.2%

* Client incentive/contract asset amortization and contract cost asset amortization are no longer included in depreciation and amortization due to the adoption of ASC 606 on January 1,2018

Segment statistical data:

Issuer Solutions
Total transactions (in millions)	5,547.9	4,876.6	671.3	13.8%
Total Accounts on file (AOF) (in millions)	811.3	762.0	49.3	6.5%
Total traditional AOF (in millions)	578.6	532.3	46.3	8.7%

Merchant Solutions
Point-of-sale transactions (in millions)	1,339.6	1,127.7	211.9	18.8%
Dollar sales volume (in millions)	$37,266.7	29,120.4	8,146.3	28.0%
Segment net revenue per transaction	$0.237	0.231	0.006	2.6%

Netspend
Gross dollar volume (in millions)	$9,690.0	9,607.2	82.8	0.9%
Direct deposit 90-day active cards (in thousands)	2,669.9	2,854.0	(184.1)	(6.4)
90-day active cards (in thousands)	5,225.5	5,147.4	78.1	1.5
% of 90-day active cards with direct deposit	51.1%	55.4%

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TSYS Announces First Quarter 2018 Earnings

TSYS

Condensed Balance Sheet

(unaudited)

(in thousands)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$493,207	450,357
Accounts receivable, net	420,124	412,322
Contract assets	40,264	—
Other current assets	224,684	216,565
Total current assets	1,178,279	1,079,244
Goodwill	4,073,511	3,264,071
Software and other intangible assets, net	1,421,144	1,110,861
Property and equipment, net	360,111	325,218
Contract assets - long-term	40,419	—
Contract costs assets - long-term	295,859	285,235
Other long term assets	162,394	267,060
Total assets	$7,531,717	6,331,689

Liabilities
Current liabilities:
Accounts payable	$66,077	62,310
Current portion of long-term borrowings, capital leases and license agreements	815,564	565,812
Contract liabilities	56,880	52,913
Other current liabilities	279,349	308,057
Total current liabilities	1,217,870	989,092
Long-term borrowings, capital leases and license agreements, excluding current portion	3,326,536	2,628,002
Deferred income tax liabilities	370,869	238,317
Contract liabilities - long-term	21,925	48,526
Other long-term liabilities	73,943	71,070
Total liabilities	5,011,143	3,975,007
Redeemable noncontrolling interest	126,000	115,689
Equity	2,394,574	2,240,993
Total liabilities and equity	$7,531,717	6,331,689

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TSYS Announces First Quarter 2018 Earnings

TSYS

Selected Cash Flow Highlights

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$143,102	107,107
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of equity investments, net of tax	(10,608)	(12,909)
Depreciation and amortization	104,389	104,178
Amortization of debt issuance costs	1,035	1,079
Share-based compensation	6,295	9,047
Deferred income tax expense	15,180	891
Other noncash adjustments	19,775	16,916
Changes in operating assets and liabilities	(67,275)	62,572
Net cash provided by operating activities	211,893	288,881

Purchases of property and equipment	(22,069)	(12,240)
Additions to licensed computer software from vendors	(13,827)	(5,162)
Additions to internally developed computer software	(10,340)	(7,355)
Additions to contract acquisition costs	—	(7,668)
Cash used in acquisitions, net of cash acquired	(1,036,853)	—
Other investing activities	(1,550)	(379)
Net cash used in investing activities	(1,084,639)	(32,804)

Principal payments on long-term borrowings, capital lease obligations and license agreements	(129,010)	(104,654)
Proceeds from long-term borrowings	1,040,000	—
Purchase of noncontrolling interests	—	(70,000)
Dividends paid on common stock	(23,496)	(18,333)
Proceeds from exercise of stock options	26,461	4,207
Repurchase of common stock	(24)	(17)
Other financing activities	(1)	(752)
Net cash provided by (used in ) financing activities	913,930	(189,549)

Cash, cash equivalents and restricted cash:
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,684	1,578
Net increase in cash, cash equivalents and restricted cash	42,868	68,106
Cash, cash equivalents and restricted cash at beginning of period	451,370	425,810
Cash, cash equivalents and restricted cash at end of period	$494,238	493,916

Supplemental
Capital expenditures	$46,236	32,425
Free cash flow (non-GAAP)*	$165,657	256,456

* See reconciliation of non-GAAP measures.

Certain prior year amounts have changed due to the adoption of ASU 2016-18 “Statement of Cash Flows (Topic 230):Restricted Cash,” which requires that a statement of cash flows explain the change in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents.

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TSYS Announces First Quarter 2018 Earnings

TSYS

Supplemental Information

(unaudited)

Other

AOF:

	Total Accounts on File
	At	At	%
(in millions)	March 2018	March 2017	Change
Consumer	486.5	450.0	8.1
Commercial	55.2	50.0	10.6
Other	36.9	32.3	14.0
Traditional AOF	578.6	532.3	8.7
Prepaid*/Stored Value	38.7	54.1	(28.3)
Government Services	96.5	90.3	6.9
Commercial Card Single Use	97.5	85.3	14.2
Total AOF	811.3	762.0	6.5

* Prepaid does not include Netspend accounts.

Growth in Accounts on File (in millions):
	March 2017 to	March 2016 to
	March 2018	March 2017
Beginning balance	762.0	750.5
Change in accounts on file due to:
Internal growth of existing clients	53.5	51.8
New clients	31.8	23.3
Purges/Sales	(34.9)	(16.6)
Deconversions	(1.1)	(47.0)
Ending balance	811.3	762.0

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TSYS Announces First Quarter 2018 Earnings

Reconciliation of GAAP to Non-GAAP Financial Measures

Non-GAAP Measures

The schedules below provide a reconciliation of revenues and operating results on a constant currency basis to reported revenues and operating income. This non-GAAP measure presents first quarter 2018 financial results using the previous year’s foreign currency exchange rates. On a constant currency basis, TSYS’ total year-to-date revenues for the first quarter of 2018 were lower 17.6% as compared to a reported GAAP decrease of 16.7%.

The schedules below also provide a reconciliation of diluted EPS to adjusted diluted EPS.

The schedules below also provide a reconciliation of net income to Adjusted EBITDA.

The schedules below also provide a reconciliation of cash flows from operating activities and capital expenditures to free cash flow.

The schedules below also provide a reconciliation of 2018 guidance of total revenues to net revenue and diluted EPS to adjusted diluted EPS.

The tax rate used in the calculation of adjusted diluted EPS for the quarter and year is equal to an estimate of our annual effective tax rate on GAAP income. This effective rate is estimated annually and may be adjusted during the year to take into account events or trends that materially impact the effective tax rate including, but not limited to, significant changes resulting from tax legislation, material changes in the mix of revenues and expenses by entity and other significant events.

TSYS believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, TSYS includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate TSYS’ ongoing business operations. TSYS believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of TSYS’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure TSYS’ operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation.

TSYS believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess TSYS’ operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see TSYS as viewed by management, to assess TSYS with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. TSYS believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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TSYS Announces First Quarter 2018 Earnings

Reconciliation of GAAP to Non-GAAP

Constant Currency Comparison

(unaudited)

(in thousands)

	Three Months Ended March 31,
			Percent
	2018	2017	Change
Consolidated
Constant currency (1)	$975,982	1,184,725	(17.6)%
Foreign currency impact (2)	11,188	—
Total revenues	$987,170	1,184,725	(16.7)%

Constant currency (1)	$925,030	832,892	11.1%
Foreign currency impact (2)	10,467	—
Net revenue	$935,497	832,892	12.3%

Constant currency (1)	$184,885	167,183	10.6%
Foreign currency impact (2)	3,386	—
Operating income	$188,271	167,183	12.6%

Issuer Solutions
Constant currency (1)	$463,570	437,117	6.1%
Foreign currency impact (2)	11,225	—
Total revenues	$474,795	437,117	8.6%

Constant currency (1)	$413,070	387,255	6.7%
Foreign currency impact (2)	10,504	—
Segment net revenue	$423,574	387,255	9.4%

(1)  Reflects current period results on a non-GAAP basis as if foreign currency rates did not change from the comparable prior year period.

(2)  Reflects the impact of calculated changes in foreign currency rates from the comparable period.

Net Revenue

(unaudited)

(in thousands)

	Three Months Ended March 31,
			Percent
	2018	2017	Change
Total revenues	$987,170	1,184,725	(16.7)%
Less: reimbursable items, interchange and payment network fees	51,673	351,833	(85.3)
Net revenue	$935,497	832,892	12.3%

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TSYS Announces First Quarter 2018 Earnings

Reconciliation of GAAP to Non-GAAP

Adjusted Diluted Earnings per Share

(unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
			Percent
	2018	2017	Change
Net income attributable to TSYS common shareholders (GAAP)	$141,841	105,868	34.0%
Adjust for amounts attributable to TSYS common shareholders:
Add: Acquisition intangible amortization	$62,988	55,002	14.5
Add: Share-based compensation	6,294	9,041	(30.4)
Add: TransFirst and Cayan M&A expenses*	14,368	4,825	nm
Add: Litigation, claims, judgments or settlements**	—	1,961	(100.0)
Less: Tax impact of adjustments***	(17,905)	(24,432)	26.7
Adjusted earnings (non-GAAP)	$207,586	152,265	36.3%

Diluted EPS - Net income attributable to TSYS common shareholders
As reported (GAAP)	$0.77	0.57	35.2%

Adjusted diluted EPS (non-GAAP)	$1.13	0.82	37.6%

Weighted average diluted shares outstanding	183,298	184,938

*      Costs associated with the TransFirst and Cayan acquisitions and integrations are included in selling, general and administrative expenses and nonoperating expenses.

**     Litigation settlement or settlement discussions and related legal expenses.

***   Certain of these merger and acquisition costs are nondeductible for income tax purposes. Income tax impact includes discrete items as a result of the acquisitions.

nm = not meaningful

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TSYS Announces First Quarter 2018 Earnings

Reconciliation of GAAP to Non-GAAP

Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended March 31,
			Percent
	2018	2017	Change
Net income (GAAP) (a)	$143,102	107,107	33.6%
Adjust for:
Less: Equity in income of equity investments	(10,608)	(12,909)	17.8
Less: Income tax expense	18,135	43,082	(57.9)
Add: Interest expense, net	36,652	29,773	23.1
Add: Depreciation and amortization*	104,389	104,178	0.2
Add: Client incentive/contract asset amortization*	6,874	—	na
Add: Contract cost asset amortization*	10,726	—	na
Less: (Gain)/loss on foreign currency translations	427	311	37.3
Less: Other nonoperating (income)/expenses	562	(181)	nm
Add: Share-based compensation	6,295	9,047	(30.4)
Add: TransFirst and Cayan M&A expenses**	14,368	4,868	nm
Add: Litigation, claims, judgments or settlements	—	1,961	na
Adjusted EBITDA (non-GAAP) (b)	$330,922	287,237	15.2%

Total revenues (c)	$987,170	1,184,725
Net income margin on total revenues (GAAP) (a)/(c)	14.5%	9.0%

Net revenue (d)	$935,497	832,892
Adjusted EBITDA margin on net revenue (non-GAAP) (b)/(d)	35.4%	34.5%

*     Client incentive/contract asset amortization and contract cost asset amortization are no longer included in depreciation and amortization due to the adoption of ASC 606 on January 1, 2018.

**   Costs associated with the TransFirst and Cayan acquisitions and integrations are included in selling, general and administrative expenses.

nm = not meaningful

na = not applicable

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TSYS Announces First Quarter 2018 Earnings

Reconciliation of GAAP to Non-GAAP

Free Cash Flow

(unaudited)

(in thousands)

	Three Months Ended
Free cash flow:	March 31,
	2018	2017

Net cash provided by operating activities (GAAP)	$211,893	288,881
Capital expenditures	(46,236)	(32,425)
Free cash flow (non-GAAP)	$165,657	256,456

Revised Guidance Summary

(unaudited)

(in millions, except per share data)

	2018(1)			% Change
Revenue:

Total revenues (GAAP)	$3,900	to	$4,000	(21%)	to	(19%)
Less: reimbursable items, interchange and payment network fees	200	to	200
Net revenue (non-GAAP)	$3,700	to	$3,800	9%	to	12%

Earnings per share (EPS) :

Diluted EPS (GAAP)	$3.00	to	$3.10	(5%)	to	(2%)
Acquisition intangible amortization, share-based compensation, litigation, claims, judgments or settlements and TransFirst and Cayan M&A expenses, less the tax impact of adjustments	1.25	to	1.25
Adjusted diluted EPS attributable to TSYS common shareholders * (non-GAAP)	$4.25	to	$4.35	26%	to	29%

* Weighted average diluted shares outstanding		184

(1)

The estimated impact of the adoption of ASC 606 on TSYS’ 2018 Outlook is as follows:  Total revenues ($1,640)  to ($1,615), Net revenue ($69) to ($62), Diluted EPS and Adjusted diluted EPS of ($0.04) to ($0.03).  The most significant impact of adopting ASC 606 in 2018 is primarily the result of gross versus net presentation of interchange and payment network fees.  In 2018, these fees collected on behalf of the payment networks and card issuers will be presented “net” of the amounts paid to them, as opposed to the “gross” presentation for certain of these fees in 2017.

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TSYS Announces First Quarter 2018 Earnings

Impact of New Revenue Guidance on Financial Statement Line Items

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31, 2018
		Balances	Effect of
	As	Without Adoption	Change
	Reported	of Topic 606	Higher/(Lower)

Total revenues	$987,170	1,363,046	(375,876)
Total operating expenses	798,899	1,173,741	(374,842)
Operating income	$188,271	189,305	(1,034)
Income taxes	$18,135	18,371	(236)
Net income	$143,102	143,900	(798)
Net income attributable to TSYS common shareholders	$141,841	142,639	(798)

Earnings per share (EPS):
Basic EPS*	$0.78	0.79	(0.00)
Diluted EPS*	$0.77	0.78	(0.00)

*     EPS amounts may not total due to rounding.

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